UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 12, 2018

Laureate Education, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street
Baltimore, MD 21202
(Address of principal executive offices, including zip code)

(410) 843-6100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 12, 2018, Iniciativas Culturales de España S.L., a Spanish private limited liability company (“ICE”), and Laureate I B.V., a Netherlands private limited liability company (“Laureate I”), both of which are indirect wholly owned subsidiaries of Laureate Education, Inc. (the “Company”), entered into a Sale and Purchase Agreement (the “Agreement”) with Samarinda Investments, S.L., a Spanish limited liability company (the “Purchaser”). Pursuant to the Agreement, the Purchaser will purchase from ICE all of the issued and outstanding shares in the capital of each of Universidad Europea de Madrid, S.L.U., Iniciativas Educativas de Mallorca, S.L.U., Iniciativa Educativa UEA, S.L.U., Universidad Europea de Canarias, S.L.U., and Universidad Europea de Valencia, S.L.U. (together, the “Spain Companies”), and the Purchaser will purchase from Laureate I all of the issued and outstanding shares in the capital of Ensilis - Educação e Formação, Unipessoal, Lda. (the “Portugal Company”). The Spain Companies are the entities that operate Universidad Europea de Madrid, Universidad Europea de Canarias, and Universidad Europea de Valencia. The Portugal Company is the entity that operates Universidade Europeia, a comprehensive university in Portugal and Instituto Português de Administração de Marketing, a post-secondary school of marketing in Portugal.

The transaction value under the Agreement is €770 million (or approximately $871 million at the current rate of exchange), subject to customary closing adjustments, and the parties expect that the transaction will close within the first half of 2019, subject to customary closing conditions, including approvals by applicable competition and education regulatory authorities. For the 12-month period ended September 30, 2018, the Spain Companies and the Portugal Company, both of which are accounted for by the Company as discontinued operations, collectively had approximately $251.5 million in revenue, $46.2 million in operating income and $12.0 million in depreciation and amortization and, as of September 30, 2018, collectively had approximately 23,000 students.

The Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2018.

Forward-Looking Statements

This Current Report on Form 8-K includes certain disclosures which contain “forward-looking statements” within the meaning of the U.S. federal securities laws, which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “subject to,” “expect” or similar expressions that concern the Company’s strategy, plans or intentions.  Any statement we make relating to the closing date of the transaction described herein is a forward-looking statement. Forward-looking statements are based on the Company’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from the Company’s expectations are set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as revised or supplemented by its subsequent quarterly reports on Form 10-Q or its subsequent current reports on Form 8-K, as well as any amendments thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Thomas J. Plotz
Name:	Thomas J. Plotz
Title:	Vice President, Assistant General Counsel

Date: December 12, 2018

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